EXHIBIT 99.1
                                                                    ------------
_____________________

FOR IMMEDIATE RELEASE
_____________________


COREY M. HOROWITZ, CHAIRMAN
NETWORK-1 SECURITY SOLUTIONS, INC.
212-829-5770




 NETWORK-1 REPORTS THIRD QUARTER RESULTS AND ANNOUNCES RESTATEMENT OF FINANCIALS


         NEW YORK, November 14, 2005--Network-1 Security Solutions, Inc. (OTC:
NSSI.OB ) today announced financial results for the third quarter ended September 30, 2005.

         Network-1 reported a net loss of ($320,000) or $(.02) per share for the third quarter ended September 30, 2005 as compared to a net loss of ($280,000) or $(.02) per share for the third quarter ended September 30, 2004. Network-1 had no revenues during the quarter ended September 30, 2005.

         The Company had no revenues for the nine months ended September 30, 2004. Network-1 reported a net loss for the nine months of 2005 of $(1,286,000) or $(0.07) per share, compared with a net loss of $(1,134,000), or $(0.08) per share for the nine months of 2004, which included a deemed dividend of $273,000 relating to a preferred stock conversion transaction.

         At September 30, 2005, the Company had approximately $1,257,000 in cash and cash equivalents which management believes will be sufficient to fund its operations until September 2006, although there is no assurance that Network-1 will have sufficient capital through such date.

         The Company also announced that it will restate certain information in its financial statements for the year ended December 31, 2004, the three and six month period ended June 30, 2004, the nine month period ended September 30, 2004 and the year ended December 31, 2003. The restatements relate to the inclusion of a deemed dividend with respect to the conversion of preferred stock in April 2004 and the reclassification as discontinued operations of the gain on sale of the Company's software assets in May 2003 and revenue and expenses associated with the software business. The restatements to include the deemed dividend results in an increase in net loss attributable to common stockholders of $273,000 or $(.02) per share for the year ended December 31, 2004, $(0.1) per share and $(.03) per share for the three and six month periods ended June 30, 2004 and $ (.02) per share for the nine month period ended September 30, 2004. The reclassification of the sale of the software assets and revenues and expenses associated with the software business to discontinued operations will have no effect on the net loss, net loss attributable to common stockholders or net loss per share - basic and diluted.

         During the third quarter, Network-1 initiated patent litigation against D-Link Corporation and D-Link Systems, Incorporated ("D-Link") in the United States District Court for the Eastern District of Texas, Tyler Division, for infringement of the Remote Power Patent. Network-1 seeks an award of damages in the form of monetary damages based upon reasonable royalties as well as a trebling of damages for D-Link's continued willful infringement of the Remote Power Patent. Network-1 further requests that the Court permanently enjoin D-Link from importation and sale of D-Link's PoE products into the United States.

         The Company's Remote Power Patent relates to, among other things, several key technologies underlying the IEEE 802.3af Power Over Ethernet (PoE) standard that was approved on June 13, 2003 by the Institute of Electrical and Electronic Engineers (IEEE) (the Standard). The Standard governs the delivery of power over Ethernet cables in order to power network connected devices including, among others, VoIP phones, wireless LAN access points and IP network cameras.

          The Company has commenced a program offering licensing opportunities to those companies Network-1 believes would benefit from access to the technologies covered by the Remote Power Patent. To date, the Company has contacted approximately 85 companies in the business of manufacturing or selling products that comply with the Standard, including wireless switches, wireless access points, RFID card readers, VOIP telephones, enterprise LAN switches and network cameras, all of whom the Company believes would benefit from obtaining a license to the Remote Power Patent. To date the Company has not entered into any license agreements with respect to the Remote Power Patent.


ABOUT NETWORK-1 SECURITY SOLUTIONS, INC.

Network-1 Security Solutions, Inc. is engaged in the acquisition, development, licensing and protection of its intellectual property and proprietary technologies. The Company owns six patents covering various telecommunications and data networking technologies. As part of its business strategy it is offering licenses to the Remote Power Patent to third parties who Network-1 believes could benefit from the technologies covered by this patent.

THIS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS ADDRESS FUTURE EVENTS AND CONDITIONS CONCERNING THE COMPANY'S BUSINESS PLANS. SUCH STATEMENTS ARE SUBJECT TO A NUMBER OF RISK FACTORS AND UNCERTAINTIES AS SET FORTH IN THE COMPANY'S REPORT ON FORM 10-QSB FOR THE QUARTER ENDED SEPTEMBER 30, 2005, SUCH AS THE ABILITY OF NETWORK-1 TO OBTAIN LICENSE AGREEMENTS FROM THIRD PARTIES FOR ITS PATENT PORTFOLIO, UNCERTAINTY OF PATENT LITIGATION, THE COMPANY'S ABILITY TO ACHIEVE REVENUES AND PROFITS FROM ITS PATENT PORTFOLIO, FUTURE ECONOMIC CONDITIONS, TECHNOLOGY CHANGES AND LEGISLATIVE AND REGULATORY DEVELOPMENTS. EXCEPT AS OTHERWISE REQUIRED TO BE DISCLOSED IN PERIODIC REPORTS, THE COMPANY EXPRESSLY DISCLAIMS ANY FUTURE OBLIGATION OR UNDERTAKING TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENT CONTAINED HEREIN.



The condensed statements of operations and consolidated balance sheet are attached.

NETWORK-1 SECURITY SOLUTIONS, INC.
CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)

                                                            THREE MONTHS ENDED              NINE MONTHS ENDED
                                                               SEPTEMBER 30,                   SEPTEMBER 30,
                                                       ----------------------------    ----------------------------
                                                           2005            2004            2005            2004
                                                       ------------    ------------    ------------    ------------
                                                                                                       (as restated)
Operating expenses:
     General and administrative                        $    329,000    $    280,000    $    809,000    $    862,000
     Patent Costs                                                                           500,000




LOSS BEFORE INTEREST INCOME                                (329,000)       (280,000)     (1,309,000)       (862,000)
Interest income - net                                         9,000                          29,000           1,000
                                                       ------------    ------------    ------------    ------------

Net Loss                                                   (320,000)       (280,000)     (1,280,000)       (861,000)
                                                       ============    ============    ============    ============


Deemed dividend on additional warrant
antidilutution adjustment                                                                    (6,000)

Deemed dividend on Preferred Stock conversion                                                              (273,000)

Net loss attributable to common stockholders           $   (320,000)   $   (280,000)   $ (1,286,000)   $ (1,134,000)
                                                       ------------    ------------    ------------    ------------


Loss per common share: basic and diluted               $      (0.02)   $      (0.02)   $      (0.07)   $      (0.08)
                                                       ============    ============    ============    ============


Weighted average shares: basic and diluted               17,697,572      15,012,572      17,671,198      14,108,917
                                                       ============    ============    ============    ============

CONDENSED  BALANCE SHEET AS OF 09/30/05


   Cash and cash equivalents                           $  1,257,000
                                                       ============

   Total current assets                                $  1,287,000
                                                       ============

   Total assets                                        $  1,380,000
                                                       ============

   Total current liabilities                           $    599,000
                                                       ============

   Total stockholders' equity                          $    781,000
                                                       ============